Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                           ARTICLES OF INCORPORATION
                             PACIFIC STATE BANCORP
                            a California corporation

   Steven A. Rosso and Jo Anne Roberts certify that:

   1. They are the president and chief financial officer, respectively of Pacific State Bancorp, a California corporation.

   2. Article IV of the Articles of Incorporation of this corporation is amended to read:

The corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is Twenty-Four Million (24,000,000) and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000). The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock, and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Upon amendment of this Article IV to read as set forth above, each outstanding share of Common Stock is divided into two (2) shares of Common Stock.

   3. The amendment herein set forth has been duly approved by the board of directors in accordance with section 902(c) of the General Corporation Law. The corporation has only one class of shares outstanding, Common Stock, and the amendment effects only a split of the outstanding Common Stock.


   /s/ STEVEN A. ROSSO                            /s/ JO ANNE ROBERTS
---------------------------------              ---------------------------------
   Steven A. Rosso                                Jo Anne Roberts
   President                                      Chief Financial Officer


   Each of the undersigned declares under penalty of perjury that he or she has read the foregoing certificate and knows the contents thereof and that the same is true of his or her own knowledge. Executed at Stockton, California, on September 17, 2004.


   /s/ STEVEN A. ROSSO                            /s/ JO ANNE ROBERTS
---------------------------------              ---------------------------------
   Steven A. Rosso                                Jo Anne Roberts


                                                                 OFFICE OF THE
                                                              SECRETARY OF STATE
                                                               [GRAPHIC OMITTED]

                            CERTIFICATE OF AMENDMENT
                           ARTICLES OF INCORPORATION
                             PACIFIC STATE BANCORP
                            a California corporation

   Steven A. Rosso and Jo Anne Roberts certify that:

   1. They are the president and assistant treasurer, respectively of Pacific State Bancorp, a California corporation.

   2. Article IV of the Articles of Incorporation of this corporation is amended to read:

The corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is Twenty-Four Million (24,000,000) and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000). The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock, and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

Upon amendment of this Article IV to read as set forth above, each outstanding share of Common Stock is divided into two (2) shares of Common Stock.

   3. The amendment herein set forth has been duly approved by the board of directors in accordance with section 902(c) of the General Corporation Law. The corporation has only one class of shares outstanding, Common Stock, and the amendment effects only a split of the outstanding Common Stock and an increase in the authorized number of shares of Common Stock in proportion to the split of the outstanding shares..


   /s/ STEVEN A. ROSSO                            /s/ JO ANNE ROBERTS
---------------------------------              ---------------------------------
   Steven A. Rosso                                Jo Anne Roberts
   President                                      Assistant Treasurer


   Each of the undersigned declares under penalty of perjury that he or she has read the foregoing certificate and knows the contents thereof and that the same is true of his or her own knowledge. Executed at Stockton, California, on September 19, 2003.


   /s/ STEVEN A. ROSSO                            /s/ JO ANNE ROBERTS
---------------------------------              ---------------------------------
   Steven A. Rosso                                Jo Anne Roberts


                                                                 OFFICE OF THE
                                                              SECRETARY OF STATE
                                                               [GRAPHIC OMITTED]

                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF

                                  PSB BANCORP


The undersigned certifies that:

1.      He is the sole incorporator of PSB Bancorp, a California corporation.

2. Article I of the Articles of Incorporation of this corporation is amended to read as follows:

                "The name of this corporation is Pacific State Bancorp."

3. No directors were named in the original Articles of Incorporation and none have been elected.

4.      No shares have been issued.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

Dated this 6th day of March, 2002.



                                                /s/ JOHN W. CARR
                                                --------------------------------
                                                John W. Carr, Incorporator



                                                                 OFFICE OF THE
                                                              SECRETARY OF STATE
                                                               [GRAPHIC OMITTED]

                           ARTICLES OF INCORPORATION
                                       OF
                                  PSB BANCORP


        The undersigned incorporator, for the purpose of forming a corporation under the General Corporation Law of the State of California, hereby certifies:

                                       I
        The name of the corporation is PSB Bancorp.

                                       II

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III
        The name and complete business address in the State of California of the corporation's Initial Agent for Service of Process is: John W. Carr, Shapiro, Buchman, Provine & Patton LLP, 1333 No. California Boulevard, Suite 350, Walnut Creek, California 94596.

                                       IV
        The corporation is authorized to issue two classes of shares designated "Common Stock" and "Preferred Stock," respectively. The number of shares of Common Stock authorized to be issued is Twelve Million (12,000,000) and the number of shares of Preferred Stock authorized to be issued is Two Million (2,000,000). The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon the Preferred Stock or any series thereof with respect to any wholly unissued class or series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock, and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

                                       V
        (a) The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.
        (b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Sections 204 and 317 of the California Corporations Code.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.


                                        /s/ JOHN W. CARR
                                        ----------------------------------
                                        John W. Carr, Incorporator

                                                                 OFFICE OF THE
                                                              SECRETARY OF STATE
                                                               [GRAPHIC OMITTED]